                   FORM OF AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (the "Agreement") is made as of _________, 2001, by and between BB&T Funds ("BB&T"), a Massachusetts business trust, on behalf of the BB&T Funds as identified herein ("BB&T Funds") and The Arbor Fund ("Arbor"), a Massachusetts business trust, on behalf of the OVB Family of Funds as identified herein ("OVB Funds"). The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.

PLAN OF REORGANIZATION

         (a) Arbor will sell, assign, convey, transfer and deliver to BB&T, and BB&T will acquire, on the Exchange Date, all of the properties and assets existing at the Valuation Time in the following funds:

         OVB Equity Income Portfolio ("OVB Equity Income")
         OVB Capital Appreciation Portfolio ("OVB Capital Appreciation") OVB Government Securities Portfolio ("OVB Government Securities ") OVB West Virginia Tax-Exempt Income Portfolio ("OVB West Virginia Tax-Exempt")
         OVB Prime Obligations Portfolio ("OVB Prime Obligations")

         (such funds each are an "OVB Fund" and are collectively the "OVB
         Funds").

Such acquisition is to be made by the following funds:

         BB&T Mid Cap Value Fund ("BB&T Mid Cap ")
         BB&T Capital Appreciation Fund ("BB&T Capital Appreciation")
         BB&T Intermediate U.S. Government Bond Fund ("BB&T Intermediate Government")
         BB&T West Virginia Intermediate Tax-Free Fund ("BB&T West Virginia Intermediate Tax-Free ")
         BB&T Prime Money Market Fund ("BB&T Prime Money Market")

         (such funds each are a "BB&T Fund" and are collectively the "BB&T Funds").

For purposes of this Agreement the respective OVB Funds correspond to the BB&T Funds as follows:

--------------------------------------------------------------------------------

OVB Equity Income                       BB&T Mid Cap
--------------------------------------------------------------------------------

OVB Capital Appreciation                BB&T Capital Appreciation
--------------------------------------------------------------------------------

OVB Government Securities               BB&T Intermediate Government
--------------------------------------------------------------------------------

OVB West Virginia Tax-Exempt            BB&T West Virginia Intermediate Tax-Free
--------------------------------------------------------------------------------

OVB Prime Obligations                   BB&T Prime Money Market
--------------------------------------------------------------------------------

         In consideration therefor, each BB&T Fund shall, on the Exchange Date, assume all of the liabilities of the corresponding OVB Fund and transfer to the corresponding OVB Fund a number of full and fractional units of beneficial interest ("BB&T Shares"), such Shares being BB&T Class A or Trust Shares of the corresponding BB&T Fund having an aggregate net asset value equal to the value of all of the assets of each OVB Fund transferred to the corresponding BB&T Fund on such date less the value of all of the liabilities of each OVB Fund assumed by the corresponding BB&T Fund on that date. It is intended that each reorganization described in this Agreement shall be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

         (b) Upon consummation of the transactions described in paragraph (a) of this Agreement, each OVB Fund in complete liquidation shall distribute to its respective shareholders of record as of the Exchange Date the BB&T Shares received by it, each shareholder being entitled to receive that number of BB&T Shares equal to the proportion which the number of units of beneficial interest ("OVB Shares") of the OVB Fund held by such shareholder bears to the number of such OVB Shares of the OVB Fund outstanding on such date. OVB Fund shareholders of record holding OVB Class B Shares will receive BB&T Class A Shares; and OVB Fund shareholders of record holding OVB Class A Shares will receive BB&T Trust Shares.

AGREEMENT
---------

         BB&T and Arbor represent, warrant and agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF ARBOR. Each of Arbor and each OVB Fund represent and warrant to and agree with BB&T and each BB&T Fund that:

         (a) Arbor is a business trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry out its obligations under this Agreement. Arbor and each OVB Fund are not required to qualify as foreign associations in any jurisdiction where the failure to so qualify would have a material adverse effect on Arbor or the OVB Funds. Arbor and each OVB Fund have all necessary federal, state and local authorizations to carry on its business as now being conducted and to fulfill the terms of this Agreement, except for shareholder approval and as otherwise described in Section 1(l).

         (b) Arbor is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Each OVB Fund has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company through the Exchange Date. Each OVB Fund has been a regulated investment company under such sections of the Code at all times since its inception.

         (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) for each OVB Fund at and for the year ended January 31, 2001, such statements and schedules having been audited by PricewaterhouseCoopers LLP, independent accountants to Arbor, will be furnished to BB&T. Such statements of assets and liabilities and schedules of portfolio investments fairly present the financial position of each OVB Fund as of their respective dates and said statements of operations and changes in net assets fairly reflect the results of operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles.

         (d) The prospectus of the OVB Funds dated May 31, 2001 (the "OVB Prospectus") and the Statement of Additional Information for the OVB Funds dated May 31, 2001 (the "OVB Statement of Additional Information") and on file with the Securities and Exchange Commission, which have been previously furnished to BB&T, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Arbor or any OVB Fund, overtly threatened against Arbor or any OVB Fund which assert liability on the part of Arbor or any OVB Fund.

         (f) There are no material contracts outstanding to which Arbor, with respect to the OVB Funds, or any OVB Fund is a party, other than as disclosed in the OVB Prospectus and the corresponding OVB Statement of Additional Information or in the Registration Statement and the Proxy Statement.

         (g) Neither Arbor, with respect to the OVB Funds, nor any OVB Fund has any known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of January 31, 2001, and those incurred in the ordinary course of Arbor's business as an investment company since that date. Prior to the Exchange Date, Arbor will advise BB&T of all known material liabilities, contingent or otherwise, incurred by it, with respect to the OVB Funds, and each OVB Fund subsequent to January 31, 2001, whether or not incurred in the ordinary course of business.

         (h) As used in this Agreement, the term "Investments" shall mean each OVB Fund's investments shown on the schedule of its portfolio investments as of January 31, 2001, referred to in Section 1(c) hereof, as supplemented with such changes as Arbor or each OVB Fund shall make after January 31, 2001, which changes shall be disclosed to BB&T, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions.

         (i) Each OVB Fund has filed or will file all federal and other tax returns which, to the knowledge of Arbor's officers, are required to be filed by each OVB Fund and has paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by each OVB Fund. To the best of such officers' knowledge, all tax liabilities of each OVB Fund have been adequately provided for on its books, and no tax deficiency or liability of any OVB Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

         (j) As of both the Valuation Time and the Exchange Date and except for shareholder approval and otherwise as described in Section 1(l), Arbor on behalf of each OVB Fund will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of each OVB Fund to be transferred to the corresponding BB&T Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, BB&T will, on behalf of each BB&T Fund, acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of Arbor or an OVB Fund and, except as described in
Section 1(k), without any restrictions upon the transfer thereof.

         (k) Except as to Investments otherwise disclosed as unregistered securities pursuant to Section 1(h) hereof, no registration under the Securities Act of 1933, as amended (the "1933 Act"), of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of Arbor or BB&T.

         (l) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Arbor on behalf of the OVB Funds or any OVB Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act").

         (m) The registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by BB&T on Form N-14 relating to the BB&T Shares issuable hereunder, and the proxy statement of Arbor included therein (the "Proxy Statement"), on the effective date of the Registration Statement and insofar as they relate to Arbor and the OVB Funds,
(i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) below and on the Exchange Date, the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the "Prospectus"), as amended or supplemented by any amendments or supplements filed with the Commission by BB&T, insofar as it relates to Arbor and the OVB Funds, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement, made in reliance upon or in conformity with information furnished by BB&T, or any BB&T Fund, for use in the Registration Statement, Prospectus, or Proxy Statement.

         (n) All of the issued and outstanding OVB Shares of each OVB Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws.

         (o) Each OVB Fund and Arbor through its administrator, transfer agent, custodian or otherwise, will cooperate fully and in a timely manner with BB&T in completing each of the actions required of it and its agents and necessary for consummation of the transactions described in Sections 3 (a) and (b) of this Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF BB&T. Each of BB&T and each BB&T Fund jointly and severally represent and warrant to and agree with Arbor and each OVB Fund that:

         (a) BB&T is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out this Agreement. BB&T and each BB&T Fund are not required to qualify as foreign associations in any jurisdiction. BB&T and each BB&T Fund have all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in Section 2(i).

         (b) BB&T is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Each BB&T Fund that has had active operations prior to the Exchange Date, has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company for its current tax year. Each BB&T Fund that has had actual operations prior to the Exchange Date has been a regulated investment company under such sections of the Code at all times since its inception. BB&T Mid Cap, BB&T Capital Appreciation, and BB&T West Virginia Intermediate Tax-Free , which have not had active operations prior to the Exchange Date, intend to qualify as regulated investment companies under Part I of Subchapter M of the Code.

         (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments (indicating their market values) for each BB&T Fund for the year ended September 30, 2000, such statements and schedules having been audited by KPMG LLP, independent accountants to BB&T, have been furnished to Arbor.

         (d) The prospectuses of the BB&T Funds dated February 1, 2001, (the "BB&T Prospectuses"), and the Statement of Additional Information for the BB&T Funds, dated February 1, 2001 (the "BB&T Statement of Additional Information") and on file with the Securities and Exchange Commission, which have been previously furnished to Arbor, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of BB&T or any BB&T Fund, overtly threatened against BB&T or any BB&T Fund which assert liability on the part of BB&T or any BB&T Fund.

         (f) There are no material contracts outstanding to which BB&T or any BB&T Fund is a party, other than as disclosed in the BB&T Prospectuses and the corresponding Statement of Additional Information or in the Registration Statement.

         (g) Neither BB&T nor any BB&T Fund has any known liabilities of a material nature, contingent or otherwise, other than those shown on its statement of assets and liabilities as of September 30, 2000, referred to above and those incurred in the ordinary course of the business of BB&T as an investment company or any BB&T Fund since such date. Prior to the Exchange Date, BB&T will advise Arbor of all known material liabilities, contingent or otherwise, incurred by it and each BB&T Fund subsequent to September 30, 2000, whether or not incurred in the ordinary course of business.

         (h) Each BB&T Fund has filed or will file all federal and other tax returns which, to the knowledge of BB&T's officers, are required to be filed by each BB&T Fund and has paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by each BB&T Fund. To the best of such officers' knowledge, all tax liabilities of each BB&T Fund have been adequately provided for on its books, and no tax deficiency or liability of any BB&T Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

         (i) No consent, approval, authorization or order of any governmental authority is required for the consummation by BB&T or any BB&T Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or the H-S-R Act.

         (j) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 2(i), BB&T on behalf of each BB&T Fund will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of each OVB Fund to be transferred to the corresponding BB&T Fund pursuant to this Agreement.

         (k) The Registration Statement, the Prospectus and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to BB&T and the BB&T Funds: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) and at the Exchange Date, the Prospectus, as amended or supplemented by any amendments or supplements filed with the Commission by BB&T or any BB&T Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement made in reliance upon and in conformity with information furnished by Arbor or any OVB Fund for use in the Registration Statement, the Prospectus or the Proxy Statement.

         (l) BB&T Shares to be issued to each OVB Fund have been duly authorized and, when issued and delivered pursuant to this Agreement and the Prospectus, will be legally and validly issued and will be fully paid and nonassessable by BB&T and no shareholder of BB&T will have any preemptive right of subscription or purchase in respect thereof.

         (m) The issuance of BB&T Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

         (n) Each of BB&T Intermediate Government and BB&T Prime Money Market, is qualified and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code. BB&T Mid Cap, BB&T Capital Appreciation, and BB&T West Virginia Intermediate Tax-Free , upon filing of their first income tax returns at the completion of their first taxable year will elect to be regulated investment companies and until such time will take all steps necessary to ensure qualification as regulated investment companies under Sections 851 and 852 of the Code.

         (o) BB&T through its administrator, transfer agent, custodian or otherwise, will cooperate fully and in a timely manner with Arbor and each OVB Fund in completing each of the actions required of it and its agents and necessary for consummation of the transactions described in Sections 3 (a) and
(b) of this Agreement.

         3. REORGANIZATION. (a) Subject to the requisite approval of the shareholders of each OVB Fund and to the other terms and conditions contained herein (including each OVB

Fund's obligation to distribute to its respective shareholders all of its investment company taxable income and net capital gain as described in Section 9(k) hereof), Arbor and each OVB Fund agree to sell, assign, convey, transfer and deliver to the corresponding BB&T Fund, and each BB&T Fund agree to acquire from the corresponding OVB Fund, on the Exchange Date all of the Investments and all of the cash and other assets of each OVB Fund in exchange for that number of BB&T Shares of the corresponding BB&T Fund provided for in Section 4 and the assumption by the corresponding BB&T Fund of all of the liabilities of the OVB Fund. Pursuant to this Agreement, such OVB Fund will, as soon as practicable after the Exchange Date, distribute in liquidation all of the BB&T Shares received by it to its shareholders in exchange for their OVB Shares of such OVB Fund.

         (b) Arbor, on behalf of each OVB Fund, will pay or cause to be paid to the corresponding BB&T Fund any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to the BB&T Funds hereunder. Arbor, on behalf of each OVB Fund, will transfer to the corresponding BB&T Fund any rights, stock dividends or other securities received by Arbor or any OVB Fund after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends and other securities shall be deemed included in the assets transferred to each BB&T Fund at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of the OVB Fund acquired by the corresponding BB&T Fund.

         4. EXCHANGE DATE; VALUATION TIME. On the Exchange Date, BB&T will deliver to Arbor a number of BB&T Shares having an aggregate net asset value equal to the value of the assets attributable to each class of OVB Shares of the corresponding OVB Fund acquired by each BB&T Fund, less the value of the liabilities of such OVB Fund assumed, determined as hereafter provided in this
Section 4.

         (a) Subject to Section 4(d) hereof, the value of each OVB Fund's net assets will be computed as of the Valuation Time using the valuation procedures for the corresponding BB&T Fund set forth in the BB&T Prospectuses and BB&T Statement of Additional Information. In no event shall the same security held by both an OVB Fund and BB&T be valued at different prices.

         (b) Subject to Section 4(d) hereof, the net asset value of a share of each BB&T Fund will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the BB&T Prospectuses for the particular BB&T Fund.

         (c) Subject to Section 4(d), the Valuation Time shall be 4:00 p.m. Eastern Standard time on July 20, 2001 for all of the OVB Funds, or such earlier or later days as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

         (d) No formula will be used to adjust the net asset value of any OVB Fund or BB&T Fund to take into account differences in realized and unrealized gains and losses.

         (e) Each BB&T Fund shall issue its BB&T Shares to the corresponding OVB Fund on one share deposit receipt registered in the name of the corresponding OVB Fund. Each OVB Fund shall distribute in liquidation the BB&T Shares received by it hereunder pro rata to its shareholders by redelivering such share deposit receipt to BB&T's transfer agent which will as soon as practicable set up open accounts for each OVB Fund shareholders in accordance with written instructions furnished by Arbor.

         (f) Each BB&T Fund shall assume all liabilities of the corresponding OVB Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of the corresponding OVB Fund or otherwise, except that recourse for assumed liabilities relating to a particular OVB Fund will be limited to the corresponding BB&T Fund.

         5. EXPENSES, FEES, ETC. (a) Subject to subsections 5(b) through 5(e), all fees and expenses, including accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred directly in connection with the consummation by BB&T and Arbor of the transactions contemplated by this Agreement will be borne by BB&T Bank, including the costs of proxy materials, proxy solicitation, and legal expenses; PROVIDED, HOWEVER, that such expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of any BB&T Fund or any OVB Fund, as the case may be, as a "regulated investment company" within the meaning of Section 851 of the Code. Fees and expenses not incurred directly in connection with the consummation of the Transaction will be borne by the party incurring such fees and expenses.

         (b) In the event the transactions contemplated by this Agreement are not consummated by reason of Arbor being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Arbor's obligations referred to in Section 8(a) or Section 10), Arbor shall pay directly all reasonable fees and expenses incurred by BB&T in connection with such transactions, including, without limitation, legal, accounting and filing fees.

         (c) In the event the transactions contemplated by this Agreement are not consummated by reason of BB&T being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to BB&T's obligations referred to in Section 8(a) or Section 9), BB&T shall pay directly all reasonable fees and expenses incurred by Arbor in connection with such transactions, including without limitation legal, accounting and filing fees.

         (d) In the event the transactions contemplated by this Agreement are not consummated for any reason other than (i) BB&T or Arbor being either unwilling or unable to go forward or (ii) the nonfulfillment or failure of any condition to Arbor's or BB&T's obligations referred to in Section 8(a), Section 9 or Section 10 of this Agreement, then each of Arbor and BB&T shall bear the expenses it has actually incurred in connection with such transactions.

         (e) Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages, except as specifically set forth above.

         6. PERMITTED ASSETS. BB&T and Arbor agree to review the assets of the OVB Funds to ensure that at any time prior to the Exchange Date the assets of any OVB Fund do not include any assets that the corresponding BB&T Fund is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by any OVB Fund, is unsuitable for the corresponding BB&T Fund to acquire.

         7. EXCHANGE DATE. Delivery of the assets of the OVB Funds to be transferred, assumption of the liabilities of the OVB Funds to be assumed, and the delivery of BB&T Shares to be issued shall be made on July 23, 2001 at 10:00 a.m. or at such other times and dates agreed to by Arbor and BB&T, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

         8. SPECIAL MEETING OF SHAREHOLDERS; DISSOLUTION. (a) Arbor agrees to call a special meeting of the shareholders of each OVB Fund as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of each OVB Fund to and the assumption of all of the liabilities of each OVB Fund by the corresponding BB&T Fund as herein provided, approving this Agreement, and authorizing the liquidation and dissolution of each OVB Fund, and, except as set forth in
Section 13, it shall be a condition to the obligations of each of the parties hereto that the holders of the OVB Shares of each OVB Fund shall have approved this Agreement and the transactions contemplated herein in the manner required by law and Arbor's Declaration of Trust and Bylaws at such a meeting on or before the Valuation Time.

         (b) Arbor and each OVB Fund agree that the liquidation of each OVB Fund will be effected in the manner provided in Arbor's Declaration of Trust and Bylaws in accordance with applicable law, that it will not make any distributions of any BB&T Shares to the shareholders of an OVB Fund without first paying or adequately providing for the payment of all of such OVB Fund's known debts, obligations and liabilities.

         (c) Each of BB&T and Arbor will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus and the Proxy Statement.

         9. CONDITIONS TO BB&T'S OBLIGATIONS. The obligations of BB&T and each BB&T Fund hereunder shall be subject to the following conditions:

         (a) That this Agreement shall have been approved and the transactions contemplated hereby, including the liquidation of the OVB Funds, shall have been approved by the Arbor Fund's Board of Trustees and the shareholders of each OVB Fund in the manner required by law.

         (b) Arbor shall have furnished to BB&T a statement of each OVB Fund's assets and liabilities, with values determined as provided in Section 4 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Arbor's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of any OVB Fund since January 31, 2001, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of OVB Shares of the OVB Funds, dividends paid or losses from operations.

         (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Arbor and each OVB Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, Arbor and each OVB Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each of such dates, and Arbor shall have furnished to BB&T a statement, dated the Exchange Date, signed by Arbor's President (or any Vice President) and Treasurer certifying those facts as of such dates.

         (d) Arbor shall have delivered to BB&T a letter from PricewaterhouseCoopers LLP dated the Exchange Date stating that such firm reviewed the federal and state income tax returns of each OVB Fund for the year ended January 31, 2001 and that, in the course of such review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the federal and state income taxes of each OVB Fund for the periods covered thereby, or that each OVB Fund would not qualify as a regulated investment company for federal income tax purposes.

         (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

         (f) BB&T shall have received an opinion of Morgan, Lewis & Bockius LLP, in form reasonably satisfactory to BB&T and dated the Exchange Date, to the effect that (i) Arbor is a business trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts, (ii) this Agreement has been duly authorized, executed, and delivered by Arbor on behalf of the OVB Funds and, assuming that the Registration Statement, the Prospectus and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by BB&T, is a valid and binding obligation of Arbor with respect to the OVB Funds, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and such counsel shall not be required to express an opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, or with respect to the provisions of this Agreement intended to limit liability for particular matters to an OVB Fund and its assets, (iii) Arbor has power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, Arbor and each OVB Fund will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to BB&T, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Arbor's Declaration of Trust and Bylaws or any provision of an agreement known to such counsel (without any independent inquiry or investigation) to which Arbor, with respect to the OVB Funds, or any OVB Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Arbor's Declaration of Trust and Bylaws, such counsel may rely upon a certificate of an officer of Arbor whose responsibility it is to advise Arbor with respect to such matters, and (v) to such counsel's knowledge, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Arbor on behalf of the OVB Funds or any OVB Fund of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act, and it being understood that such opinion shall not be deemed to apply to BB&T's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and H-S-R Act. Such opinion may rely on the opinion of other counsel to the extent set forth in such opinion, provided such other counsel is reasonably acceptable to BB&T.

                  (g) BB&T shall have received an opinion of Ropes & Gray, counsel to BB&T addressed to BB&T and each BB&T Fund, and to Arbor and each OVB Fund in form reasonably satisfactory to BB&T and dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications), to the effect that, on the basis of the existing provisions of the Code, current administrative rules and court decisions, for Federal income tax purposes: (i) the transaction will constitute a reorganization within the meaning of Section 368(a) of the Code, and the BB&T Fund and the OVB Fund each will be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by the BB&T Fund upon the receipt of the assets of the OVB Fund in exchange for BB&T Shares and the assumption by the BB&T Fund of the liabilities of the OVB Fund; (iii) the basis in the hands of the BB&T Fund of the assets of the OVB Fund transferred to the BB&T Fund in a transaction will be the same as the basis of such assets in the hands of the OVB Fund immediately prior to the transfer;
(iv) the holding periods of the assets of the OVB Fund in the hands of the BB&T Fund will include the periods during which such assets were held by the OVB Fund; (v) no gain or loss will be recognized by the OVB Fund upon the transfer of the OVB Fund's assets to the BB&T Fund in exchange for BB&T Shares and the assumption by the BB&T Fund of the liabilities of the OVB Fund, or upon the distribution of BB&T Shares by the OVB Fund to its shareholders in liquidation;
(vi) no gain or loss will be recognized by the OVB Fund's shareholders upon the exchange of their OVB Shares for BB&T Shares; (vii) the aggregate basis of BB&T Shares an OVB Fund's shareholder receives in connection with the transaction will be the same as the aggregate basis of his or her OVB Shares exchanged therefor; (viii) an OVB Fund shareholder's holding period for his or her BB&T Shares will be determined by including the period for which he or she held the OVB Shares exchanged therefor, provided that he or she held such OVB Shares as capital assets; and (ix) the BB&T Fund will succeed to and take into account the items of the OVB Fund described in Section 381(c) of the Code. The BB&T Fund will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder.

         (h) Subject to the parties' compliance with Section 6 hereof, the assets of each OVB Fund to be acquired by the corresponding BB&T Fund will include no assets which the corresponding BB&T Fund, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in the BB&T Prospectuses in effect on the Exchange Date, may not properly acquire. BB&T shall not change the BB&T Declaration of Trust and the BB&T Prospectuses so as to restrict permitted investments for each BB&T Fund except as required by the Commission or any state regulatory authority.

         (i) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of BB&T, contemplated by the Commission and or any state regulatory authority.

         (j) All proceedings taken by Arbor in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to BB&T.

         (k) Prior to the Exchange Date, each OVB Fund (other than an OVB Fund that will combine with a BB&T Fund in a manner qualifying for treatment under
Section 368(a)(1)(F) of the Code) shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income for its taxable year ended January 31, 2001 and the short taxable year beginning February 1, 2001 and ending on the Exchange Date (computed without regard to any deduction for dividends paid), and all of the OVB Fund's net capital gain realized in its taxable year ended January 31, 2001 and the short taxable year beginning on February 1, 2001 and ending on the Exchange Date (after reduction for any capital loss carryover).

         (l) Arbor shall have furnished to BB&T a certificate, signed by the President (or any Vice President) and the Treasurer of Arbor, as to the tax cost to Arbor of the securities delivered to BB&T pursuant to this Agreement, together with any such other evidence as to such tax cost as BB&T may reasonably request.

         (m) OVB Funds' custodian shall have delivered to BB&T a certificate identifying all of the assets of each OVB Fund held by such custodian as of the Valuation Time.

         (n) OVB Funds' transfer agent shall have provided to BB&T's transfer agent (i) the originals or true copies of all of the records of each OVB Fund in the possession of such OVB transfer agent as of the Exchange Date, (ii) a record specifying the number of OVB Shares of each OVB Fund outstanding as of the Valuation Time and (iii) a record specifying the name and address of each holder of record of any such OVB Shares of each OVB Fund and the number of OVB Shares held of record by each such shareholder as of the Valuation Time. OVB's transfer agent shall also have provided BB&T with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

         (o) All of the issued and outstanding OVB Shares of each OVB Fund shall have been offered for sale and sold in conformity with all applicable federal or state securities or blue sky laws and, to the extent that any audit of the records of Arbor or any OVB Fund or its transfer agent by BB&T or its agents shall have revealed otherwise, either (i) Arbor and each OVB Fund shall have taken all actions that in the reasonable opinion of BB&T are necessary to remedy any prior failure on the part of Arbor to have offered for sale and sold such OVB Shares in conformity with such laws or (ii) Arbor shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of BB&T in amounts sufficient and upon terms satisfactory, in the opinion of BB&T or its counsel, to indemnify BB&T against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of Arbor to have offered and sold such OVB Shares in conformity with such laws.

         (p) BB&T shall have received from KPMG LLP a letter addressed to BB&T dated as of the Exchange Date reasonably satisfactory in form and substance to BB&T and Arbor to the effect that, on the basis of limited procedures agreed upon by BB&T and Arbor and described in such letter (but not an examination in accordance with generally accepted auditing standards), as of the Valuation Time the value of the assets of each OVB Fund to be exchanged for the BB&T Shares have been determined in accordance with the valuation procedures for the corresponding BB&T Fund as set forth in the BB&T Prospectuses and Statement of Additional Information.

         (q) Arbor shall have duly executed and delivered to BB&T bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as BB&T may deem necessary or desirable to transfer all of Arbor's and each OVB Fund's entire right, title and interest in and to the Investments and all other assets of each OVB Fund.

         10. CONDITIONS TO ARBOR'S OBLIGATIONS. The obligations of Arbor and each OVB Fund hereunder shall be subject to the following conditions:

         (a) This Agreement shall have been adopted and the transactions contemplated hereby, including the liquidation of the OVB Funds, shall have been approved by the Arbor Fund's Board of Trustees and the shareholders of each OVB Fund in the manner required by law.

         (b) BB&T shall have furnished to Arbor a statement of each BB&T Fund's net assets, together with a list of portfolio holdings with values determined as provided in Section 4, all as of the Valuation Time, certified on BB&T's behalf by its President (or any Vice President) and Treasurer (or any Assistant Treasurer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of any BB&T Fund since September 30, 2000, other than changes in its portfolio securities since that date, changes in the market value of its portfolio securities, changes due to net redemptions, dividends paid or losses from operations.

         (c) BB&T shall have executed and delivered to Arbor an Assumption of Liabilities dated as of the Exchange Date pursuant to which each BB&T Fund will assume all of the liabilities of the corresponding OVB Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement.

         (d) As of the Valuation Time and as of the Exchange Date, all representations and warranties of BB&T and each BB&T Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, BB&T and each BB&T Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates, and BB&T shall have furnished to Arbor a statement, dated the Exchange Date, signed by BB&T's President (or any Vice President) and Treasurer certifying those facts as of such dates.

         (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

         (f) Arbor shall have received an opinion of Ropes & Gray, in form reasonably satisfactory to Arbor and dated the Exchange Date, to the effect that
(i) BB&T is a business trust and validly existing in conformity with the laws of The Commonwealth of Massachusetts, and, to the knowledge of such counsel, neither BB&T nor any BB&T Fund is required to qualify to do business as a foreign association in any jurisdiction, (ii) the BB&T Shares to be delivered to Arbor as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by BB&T and no shareholder of BB&T has any preemptive right to subscription or purchase in respect thereof, (iii) this Agreement has been duly authorized, executed and delivered by BB&T and, assuming that the Prospectus, the Registration Statement and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Arbor, is a valid and binding obligation of BB&T, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate BB&T's Declaration of Trust, as amended, or Bylaws, or any provision of any agreement known to such counsel to which BB&T or any BB&T Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in BB&T's Declaration of Trust, as amended, Bylaws or then-current prospectus or statement of additional information of each BB&T Fund, such counsel may rely upon a certificate of an officer of BB&T whose responsibility it is to advise BB&T with respect to such matters, (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by BB&T or any BB&T Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act and it being understood that such opinion shall not be deemed to apply to Arbor's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and the H-S-R Act; and (vi) the Registration Statement has become effective under the 1933 Act, and to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

         (g) Arbor shall have received an opinion of Ropes & Gray addressed to Arbor and each OVB Fund in a form reasonably satisfactory to Arbor and dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications), with respect to the matters specified in
Section 9(g) of this Agreement.

         (h) All proceedings taken by BB&T in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Arbor.

         (i) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of BB&T, contemplated by the Commission or any state regulatory authority.

         (j) BB&T shall have purchased, for the benefit of the OVB Funds and all present and former Trustees and officers of the OVB Funds (collectively, the "Insureds") a so-called "run-off" or "extended reporting period" endorsement to [Insurance Company and Policy Number] (the "Policy") pursuant to which the Policy will be extended to cover all claims against any of the Insureds first made prior to September 1, 2004. BB&T shall, on or before the Exchange Date and from time to time upon request, provide each Trustee and officer of the OVB Funds a certificate evidencing such coverage.

         11. INDEMNIFICATION. (a) Arbor will indemnify and hold harmless BB&T, its trustees and its officers (for purposes of this subsection, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Arbor or any OVB Fund contained in the Registration Statement, the Prospectus or the Proxy Statement or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Arbor or any OVB Fund required to be stated therein or necessary to make the statements relating to Arbor or any OVB Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of Arbor. The Indemnified Parties will notify Arbor in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(a). Arbor shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if Arbor elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. Arbor's and the OVB Funds' obligation under this Section 11(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the OVB Funds will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 11(a) without the necessity of the Indemnified Parties' first paying the same.

         (b) BB&T will indemnify and hold harmless Arbor, its trustees and its officers (for purposes of this subparagraph, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to BB&T or any BB&T Fund contained in the Registration Statement, the Prospectus or the Proxy Statement, or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to BB&T or any BB&T Fund required to be stated therein or necessary to make the statements relating to BB&T or any BB&T Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of BB&T. The Indemnified Parties will notify BB&T in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(b). BB&T shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if BB&T elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The BB&T Funds' obligation under this Section 11(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the BB&T Funds will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 11(b) without the necessity of the Indemnified Parties' first paying the same.

         12. NO BROKER, ETC. Each of BB&T and Arbor represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

         13. TERMINATION. BB&T and Arbor may, by mutual consent of their respective trustees, terminate this Agreement, and BB&T or Arbor, after consultation with counsel and by consent of their respective trustees and trustees or an officer authorized by such trustees or trustees, may waive any condition to their respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by December 31, 2001, this Agreement shall automatically terminate on that date unless a later date is agreed to by BB&T and Arbor.

         Notwithstanding any other provision in this Agreement, in the event shareholder approval of this Agreement and the transactions contemplated by this Agreement is obtained with respect to only one or more OVB Funds but not all of the OVB Funds, BB&T and Arbor agree to consummate those transactions with respect to those OVB Funds that have approved this Agreement and those transactions.

         14. COVENANTS, ETC. DEEMED MATERIAL. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

         15. SOLE AGREEMENT; AMENDMENTS. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

         16. BB&T AGREEMENT AND DECLARATION OF TRUST BB&T is a business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "BB&T Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of BB&T personally, but bind only the assets of BB&T and all persons dealing with any series or funds of BB&T, such as the BB&T Funds, must look solely to the assets of BB&T belonging to such series or funds for the enforcement of any claims against BB&T.

         17. ARBOR AGREEMENT AND DECLARATION OF TRUST The Arbor Fund is a business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "OVB Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Arbor personally, but bind only the assets of Arbor and all persons dealing with any series or funds of Arbor, such as the OVB Funds, must look solely to the assets of Arbor belonging to such series or funds for the enforcement of any claims against Arbor.

         This Agreement may be executed in any number of counter-parts, each of which, when executed and delivered, shall be deemed to be an original.


                                            THE ARBOR FUNDS
                                            On Behalf of its OVB Family of Funds


                                            By:___________________________


                                            BB&T FUNDS
                                            On Behalf of its BB&T Funds



                                            By:___________________________